SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                 APRIL 22, 1999





                       HOST MARRIOTT SERVICES CORPORATION




           DELAWARE                    1-14040                  52-1938672
    (State of Incorporation)         (Commission             (I.R.S. Employer
                                      File Number)        Identification Number)




                              6600 ROCKLEDGE DRIVE
                            BETHESDA, MARYLAND 20817
                                 (301) 380-7000




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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.
    None.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
    None.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.
    None.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
    None.

ITEM 5.  OTHER EVENTS.

     On April 22, 1999, the Company held a conference call for investors and analysts that focused on first quarter 1999 earnings. As part of the call, supplemental charts with forward-looking information were provided (see
     Exhibit 99). During the conference call, the Company stated that it expects that price increases in the first quarter of 1999 at two large contracts could increase operating profit by $1.0 million in 1999. The Company reduced its 1999 corporate overhead budget by $2.0 million, up less than 2% excluding Year 2000 costs in both years, and established a $2.0 million cost reduction goal in its field overhead structure. Through the first quarter of 1999, the Company invested approximately $33 million and expects to spend $125 to $135 million in capital investments, with $35 million in new markets for the 1999 fiscal year. Depreciation was 4.2% of revenues in 1998 and the Company expects the depreciation margin to increase by 20 to 30 basis points in 1999. The Company is targeting depreciation to remain in this range over the next several years. Free cash flow is expected to increase significantly in the Company's core business in 2001 and beyond. For 1999 and 2000, the Company has increased its after tax return requirements for all new projects to 12% which is two percentage points above its cost of capital. For a typical ten-year project, this would increase the cash on cash return from 20% to 25%, after corporate cost allocations, in the first stabilized year of operations. A typical project for the Company approved during the past eighteen months had a 2 to 1 sales to investment ratio and cash-on-cash returns forecast to exceed the Company's target. As discussed in the attached press release, the Company was granted an option for an additional five-year term at Phoenix Terminal IV with sales to investment ratio and cash-on-cash returns for the five-year extension projected to be three times and 50%, respectively. The Company forecasts borrowing approximately $40 million under its $75 million bank line by the end of 1999 and is preparing for its interest payment on the Company's senior notes in May of 2000. The Company will consider other alternative sources of funds such as issuing unsecured debt or tendering early for its $400 million of senior notes and recapitalizing the Company to allow for increased share repurchases, enhanced financial flexibility and the potential for reducing interest rates.

    The statements described above and made during the conference call concerning the Company's outlook for 1999 and beyond, the growth in total earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation, amortization and other non-cash items (EBITDA) and earnings per diluted share for 1999 and beyond, projected capital investments, projected free cash flow in 2001 and beyond, depreciation margins in 1999 and beyond, after tax internal rate of return on projects in 1999 and beyond, cash-on-cash return forecasts in 1999 and beyond, sales to investment ratio in 1999 and beyond, borrowings under the line-of-credit agreement for 1999 and beyond and similar statements concerning events and expectations that are not historical facts are "forward-looking statements" within the meaning of federal securities laws. These forward-looking statements are subject to numerous risks and uncertainties, including the effects of seasonality, airline and tollroad industry fundamentals, general economic conditions (including the current economic downturn in Asia), government regulation, the potential adverse impact of union labor strikes and the Year 2000 issue on operations, competitive forces within the food, beverage and retail concessions industries, and the availability of cash flow to fund future capital expenditures. Forward-looking statements are inherently uncertain, and investors must recognize that actual results could differ materially from those expressed or implied by the statements. A detailed discussion of these risks and uncertainties is contained in the Company's 1998 Annual Report on Form 10-K filed with the Securities and Exchange Commission.



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                                       2

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.
     None.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
       EXHIBIT NO.
           20      Press Release dated April 22, 1999 announcing first quarter
                   1999 earnings and containing forward-looking statements.
           99      Conference call charts

ITEM 8.  CHANGE IN FISCAL YEAR.

         None.


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                                       3

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                         HOST MARRIOTT SERVICES CORPORATION

         APRIL 22, 1999                         /S/ BRIAN W. BETHERS
-----------------------------           ----------------------------------
              Date                                Brian W. Bethers
                               Senior Vice President and Chief Financial Officer